UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): December 16, 2005

                                  BUNGE LIMITED
             (Exact name of Registrant as specified in its charter)

           Bermuda                     001-16625                98-0231912
(State or other jurisdiction    Commission File Number        (I.R.S. Employer
      of incorporation)                                   Identification Number)

             50 Main Street                                       10606
         White Plains, New York                                 (Zip code)
(Address of principal executive offices)

                                 (914) 684-2800
              (Registrant's telephone number, including area code)

                                      N.A.
          (Former name or former address, if changes since last report)


         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

         [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.02     Termination of a Material Definitive Agreement
              ----------------------------------------------

         On December 16, 2005, Bunge Finance Europe B.V. ("Bunge Finance Europe"), a wholly owned subsidiary of Bunge Limited ("Bunge"), gave notice of its intention to cancel, effective December 23, 2005, its $455,000,000 Facility A Revolving Credit Facility ("Facility A") under its existing $650,000,000 Multicurrency Revolving Facilities Agreement (the "Facilities Agreement") among Bunge Finance Europe, the Lenders party thereto, BNP Paribas, CCF and Societe Generale as Lead Arrangers and HSBC Bank plc as Agent. As a result of an assessment of its present and anticipated liquidity requirements, Bunge determined that it no longer needed to maintain this facility. Bunge Finance Europe previously cancelled the $195,000,000 Facility B Revolving Credit Facility under the Facilities Agreement effective July 30, 2004. All outstanding principal and accrued interest under Facility A will be repaid on December 23, 2005. No material termination fees will be incurred as a result of the cancellation of Facility A.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

         Dated: December 21, 2005


                                            BUNGE LIMITED


                                            By:  /S/ CARLA HEISS
                                                -------------------------------
                                                Name:  Carla Heiss
                                                Title: Assistant General Counsel